Exhibit 21.0 Subsidiaries

      Registrant           Naugatuck Valley Financial Corporation
      ----------

                                                       Percentage                       Jurisdiction or
               Subsidiaries                            Ownership                     State of Incorporation
-------------------------------------------   -----------------------------   -------------------------------------
Naugatuck Valley Savings and Loan                         100%                           United States

Naugatuck Valley Mortgage Servicing
Corporation (1)                                           100%                            Connecticut

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(1)   Wholly owned subsidiary of Naugatuck Valley Savings and Loan